SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2006

AEROSONIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11750	74-1668471
State or other jurisdiction of incorporation or organization	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 North Hercules Avenue

Clearwater, Florida 33765

(Address of principal executive offices and Zip Code)

(727) 461-3000

(Registrant’s telephone number, including Area Code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)

On February 6, 2006, Aerosonic Corporation (the “Company”) issued a press release (the "Press Release") announcing that it had appointed Donald Russell (53) to serve as a member of the Company's board of directors (the "Board"), filling the vacancy created by the death of William Parker.

Mr. Russell has served as Vice Chairman of CEA Acquisition Corporation since its inception in 2004, also serving as (i) Chairman of the Investment Committee for CEA Capital Partners USA, L.P. and (ii) a member of the Investment Committee of Seaport Capital Partners II, L.P.

It is currently expected that Mr. Russell will be named to the following committees of the Board:

Audit Committee

Compensation Committee

Nominating/Corporate Governance Committee

The Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit

Number

Description

Exhibit 99.1

Press Release, dated February 6, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROSONIC CORPORATION

Dated: February 8, 2006	By:	/s/ David A. Baldini
David A. Baldini Chairman of the Board President and Chief Executive Officer

Exhibit 99.1

Contact: Aerosonic Corporation, Clearwater Mark Perkins, 727-461-3000	Agency Contact: Lagano & Associates Pam Lagano, 727-480-3082

Aerosonic Announces Election of Director

Donald Russell Joins Aerosonic Board of Directors

CLEARWATER, Fla.--(BUSINESS WIRE)--Feb. 6, 2006--Aerosonic Corporation (AMEX:AIM- News), a provider of precision flight products for commercial, business and military aircraft, announced the election of Donald Russell to its Board of Directors, filling the vacancy created by the death of Mr. William C. Parker.

Mr. Russell, 53, has served as Vice Chairman of CEA Acquisition Corporation since its inception in 2004. He has been Chairman of the Investment Committee for CEA Capital Partners USA, L.P. since February 1997. Mr. Russell has also been a member of the Investment Committee of Seaport Capital Partners II, L.P. since its inception in February 2000. From July 1987 to June 1994, he was President of Communication Equity Associates' New York Affiliate, CEA, Inc. and was responsible for overseeing its mergers, acquisitions and corporate financing businesses in the cable television and broadcasting industries.

"We're extremely pleased to welcome Don to Aerosonic's Board of Directors. His addition enhances our Board's reputation as a strong governing body and will benefit our Company and our shareholders," said David Baldini, Aerosonic's Chairman, President and Chief Executive Officer. "As an accomplished executive, Don brings over 30 years of mergers and acquisitions and corporate finance experience to Aerosonic that will help position us for continued growth and success. In addition to his investment banking experience, Don brings the perspective of a long term investor to the Boardroom, as he has been a long-standing Aerosonic shareholder."

Aerosonic Corporation, headquartered in Clearwater, Florida, is principally engaged in the manufacture of aviation products. Locations of the Company include Clearwater, Florida, Charlottesville, Virginia and Wichita, Kansas. For additional information, visit the Company's website at http://www.aerosonic.com.

This document contains statements that constitute "forward-looking" statements within the meaning of the Securities Act of 1933 and the Securities Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. "Forward-looking" statements contained in this document include the intent, belief or current expectations of the Company and its senior management team with respect to future actions by officers and directors of the Company, prospects of the Company's operations, profits from future operations, overall future business prospects and long term stockholder value, as well as the assumptions upon which such statements are based.

Investors are cautioned that any such forward-looking statements are not guarantees of future performance, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this document include, but are not limited to, adverse developments with respect to the resolution of current stockholder litigation, adverse developments involving operations of the Company's business units, failure to meet operating objectives or to execute the business plan, and the failure to reach revenue or profit projections. The Company undertakes no obligation to update or revise the forward-looking statements contained in this document to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.